Exhibit 5.1

Linklaters LLP 1345 Avenue of the Americas New York, NY 10105 Telephone (+1) 212 903 9000 Facsimile (+1) 212 903 9100

Ormat Technologies, Inc. 6225 Neil Road Reno, Nevada

May 8, 2018

Ladies and Gentlemen:

Registration of 5,000,000 shares of Common Stock of Ormat Technology, Inc.

We have acted as special United States counsel to Ormat Technologies, Inc. (“Ormat”) in connection with the Registration Statement on Form S-8 (as amended, the “Registration Statement”) filed by Ormat with the U.S. Securities Exchange Commission (the “Commission”) pursuant to the United States Securities Act of 1933 (the “Securities Act”), for the offering of up to 5,000,000 shares (the “Shares”) of common stock, par value $0.001 per share, of Ormat (“Common Stock”) to be issued under the Ormat Technologies, Inc. 2018 Incentive Compensation Plan (the “Plan”).

This opinion is limited to the federal laws of the United States and the General Corporation Law of the State of Delaware, and we express no opinion as to the effect of the laws of any other State of the United States or the laws of any other jurisdiction.

We have examined the Registration Statement and the exhibits filed therewith (including the Plan), a copy of the Third Amended and Restated Certificate of Incorporation of Ormat (the “Certificate”), a copy of the Fourth Amended and Restated By-laws of Ormat and such certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all relevant documents conform to the forms examined by us and that the signatures on all documents examined by us are genuine, assumptions that we have not independently verified.

In our opinion, when the Shares have been issued and delivered against payment therefor (which shall be in an amount not less than the par value thereof) in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and non-assessable.

In connection with our opinion set forth above, we have assumed that upon the issuance of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that Ormat is then authorized to issue under its Certificate, as then amended.

We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Linklaters LLP

Linklaters LLP

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